CONTACT:	Robert F. Mangano	Stephen J. Gilhooly
	President & Chief Executive Officer	Sr. Vice President & Chief Financial Officer
	(609) 655-4500	(609) 655-4500

PRESS RELEASE - FOR IMMEDIATE RELEASE

1ST CONSTITUTION BANCORP
REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS
AND DECLARES QUARTERLY DIVIDEND OF $0.06 PER SHARE

Cranbury NJ - February 2, 2018 -- 1ST Constitution Bancorp (NASDAQ: FCCY), the holding company (the “Company”) for 1ST Constitution Bank (the “Bank”), today reported net income of $574,000 and diluted earnings per share of $0.07 for the three months ended December 31, 2017. For the twelve months ended December 31, 2017, net income was $6.9 million and diluted earnings per share were $0.83.

Net income for the fourth quarter of 2017 included additional estimated income tax expense of $1.7 million, or $0.21 per diluted share, due to the revaluation of the Company’s net deferred tax assets. As a result of the enactment of the Tax Cuts and Jobs Act (“Tax Act”) on December 22, 2017, which reduced the maximum federal corporate income tax rate from 35% to 21% beginning in 2018, the Company revalued its net deferred tax assets to reflect the lower federal corporate income tax rate that would be in effect in future years.

In addition, merger-related expenses on an after-tax basis of $188,000, or $0.02 per diluted share, related to the pending merger of New Jersey Community Bank with and into the Bank, were incurred during the fourth quarter of 2017.

As a result of the additional income tax expense and the merger-related expenses, net income for the fourth quarter of 2017 decreased $1.5 million, or 72.1%, compared to the corresponding period of 2016.

Net income excluding the additional income tax expense and merger-related expenses (“Adjusted Net Income”) was $2.5 million, or $0.30 per diluted share, for the three months ended December 31, 2017. Adjusted Net Income for the three months ended December 31, 2017 increased $417,000, or 20.3%, compared to net income for the three months ended December 31, 2016 of $2.1 million, or $0.25 per diluted share.

For the year ended December 31, 2017, Adjusted Net Income was $8.8 million, or $1.06 per diluted share, compared to net income for the year ended December 31, 2016 of $9.3 million, or $1.14 per diluted share. If the lower federal corporate income tax rate had been in effect in 2017, the Company’s reported 2017 income tax expense of $5.9 million, excluding the $1.7 million of tax expense due to the revaluation of the deferred taxes, would have been approximately $2.9 million, or $1.3 million lower.

Adjusted Net Income and Adjusted Net Income per Diluted Share are non-GAAP measures. A reconciliation of these non-GAAP measures to the reported net income and net income per diluted share is included in this release.

The Board of Directors declared a quarterly cash dividend of $0.06 per share that will be paid on February 27, 2018 to shareholders of record on February 16, 2018.

FOURTH QUARTER 2017 HIGHLIGHTS

•
Return on average assets and return on average equity based on reported net income were 0.21% and 2.03%, respectively. Adjusted return on average assets and adjusted return on average equity based on Adjusted Net Income were 0.92% and 8.76%, respectively.

•	Commercial business, commercial real estate and construction loans totaled $538.2 million at December 31, 2017, and increased $100.2 million, or 22.9%, compared to $438.1 million at December 31, 2016.

•	Net interest income was $9.8 million and the net interest margin, on a tax-equivalent basis, was 3.98%.

•	The Bank recorded a provision for loan losses of $150,000 and net recoveries were $62,000.

•	Non-performing assets were $7.1 million or 0.66% of assets at December 31, 2017.

•	The Bank sold OREO properties totaling $356,000 in the fourth quarter of 2017 and owned no OREO properties at December 31, 2017.

•	Book value per share and tangible book value per share were $13.81 and $12.27, respectively, at December 31, 2017.

Robert F. Mangano, President and Chief Executive Officer, stated, “I am pleased to report that we continued to generate significant loan and deposit growth during the year. We generated good core deposit growth as total deposits grew $87.5 million and ended the year at $922 million, up approximately 10.5%. Total loans were up approximately 9% and closed the year at $789.9 million.”

Mr. Mangano also said, “On November 6, 2017, we announced a definitive agreement to acquire New Jersey Community Bank by merging it with and into the Bank. We are proceeding with our integration planning, have submitted the requisite applications with our bank regulators and have filed a Form S-4 registration statement with the Securities and Exchange Commission.”

Mr. Mangano added, “The addition of the two offices of New Jersey Community Bank and its employees and customers will enhance our presence in Monmouth County and provide additional growth opportunities for the Company and the Bank. We anticipate consummating the merger in the second quarter of 2018.”

Discussion of Financial Results
Net interest income was $9.8 million for the quarter ended December 31, 2017 and increased $1.2 million, or 13.7%, compared to net interest income of $8.6 million for the fourth quarter of 2016. Total interest income was $11.2 million and $10.0 million for the three months ended December 31, 2017 and 2016, respectively. This increase was primarily due to the increase in the yield on loans, which was 5.05% for the quarter ended December 31, 2017 compared to 4.62% for the quarter ended December 31, 2016. Average interest-earning assets were $1.0 billion with a tax-equivalent yield of 4.49% for the fourth quarter of 2017 compared to $971.0 million with a tax-equivalent yield of 4.15% for the fourth quarter of 2016. The 75 basis point increase in the Federal Reserve’s targeted federal funds rate and the corresponding increase in the Prime Rate since December of 2016 has had a positive effect on the yields of construction, commercial business and warehouse loans with variable interest rate terms.
Interest expense on average interest-bearing liabilities was $1.4 million, with an interest cost of 0.75%, for the three months ended December 31, 2017 compared to $1.4 million, with an interest cost of 0.73%, for the fourth quarter of 2016. The increase of $58,000 in interest expense on interest-bearing liabilities for the fourth quarter of 2017 reflected primarily higher deposit interest costs due to higher market interest rates in the fourth quarter of 2017 compared to the same quarter of 2016.
The net interest margin, on a fully tax-equivalent basis, increased to 3.98% for the fourth quarter of 2017 compared to 3.64% for the fourth quarter of 2016 due primarily to the higher yield on average interest-earning assets.
The Company recorded a provision for loan losses of $150,000 for the fourth quarter of 2017 compared to no provision for loan losses for the fourth quarter of 2016 due primarily to the growth and change in the mix of loans in the loan portfolio.
At December 31, 2017, loans totaled $789.9 million and the allowance for loan losses was $8.0 million, or 1.01% of total loans, compared to total loans of $724.8 million and an allowance for loan losses of $7.5 million, or 1.03% of total loans, at December 31, 2016. Management believes that the current economic conditions in the Bank’s markets are generally positive, and these factors were considered in management's evaluation of the adequacy of the allowance for loan losses.
For the fourth quarter of 2017, non-interest income was $1.9 million, representing a decline of $81,000 from non-interest income of $2.0 million for the fourth quarter of 2016. This decrease was due primarily to a decrease of $117,000 in gains on sales of loans in the fourth quarter of 2017 compared to the same quarter of 2016, which was partially offset by an increase in other income. In the fourth quarter of 2017, residential lending activity produced $30.4 million of closed loans and $28.8 million of loan sales, which generated gains on sales of loans of $1.0 million, compared to $34.3 million of residential mortgage loans sold and $925,000 of gains recorded in the fourth quarter of 2016. The decrease in residential mortgage loans sold was due primarily to lower residential mortgage lending activity as a result of higher residential mortgage interest rates and a lower level of refinancing activity. In the fourth quarter of 2017, $1.5 million of SBA loans were sold and gains of $139,000 were recorded compared to $3.7 million of SBA loans sold and gains of $335,000 recorded in the fourth quarter of 2016. At December 31, 2017, approximately $2.0 million of SBA loans were available for sale, but were not sold due to tax planning considerations. SBA guaranteed commercial lending activity and loan sales vary from period to period and the level of activity is due primarily to the timing of loan originations. The pipeline of approved and committed SBA loans was $9.0 million, with another $11.1 million of loans in process, at December 31, 2017.
Non-interest expenses were $8.1 million and $7.6 million for the fourth quarters of 2017 and 2016, respectively, representing an increase of $492,000, or 6.5%, for the fourth quarter of 2017 compared to the fourth quarter of 2016. Salaries and employee benefits expense increased $267,000, or 5.7%, in the fourth quarter of 2017 due primarily to increases in salaries, share-based compensation expense and benefits expense that were partially offset by a decrease in commissions paid to residential loan officers. Commission expense decreased due to the lower volume of residential mortgages originated in the fourth quarter of 2017 compared to the fourth quarter of 2016. Occupancy costs decreased $61,000, or 7.2%, due primarily to lower depreciation and building maintenance expenses as a result of the closing of a branch office at the end of the first quarter of 2017. Other operating expenses increased $292,000 for the fourth quarter of 2017 compared to the fourth quarter of 2016 due primarily to merger-related expenses of $265,000.
Income tax expense was $3.0 million for the fourth quarter of 2017 compared to income tax expense of $1.0 million for the same quarter of 2016. As previously discussed, the Company recorded additional income tax expense of $1.7 million in the fourth quarter of 2017 due to the revaluation of deferred tax assets as a result of the enactment of the Tax Act. The Company’s effective tax rate for the fourth quarter of 2017 compared to the fourth quarter of 2016 also increased as a result of the non-deductibility of certain merger-related expenses and a portion of employee compensation expenses.
At December 31, 2017, the allowance for loan losses was $8.0 million compared to $7.5 million at December 31, 2016. As a percentage of total loans, the allowance was 1.01% at December 31, 2017 compared to 1.03% at December 31, 2016. The increase in the allowance for loan losses reflects the increase in loans and the change in the mix of loans since the end of 2016.

Total assets increased $41.1 million to $1.08 billion at December 31, 2017 from $1.04 billion at December 31, 2016 due primarily to a $65.1 million increase in total loans, which was partially offset by a decrease of $14.9 million in investment securities and a decrease of $10.6 million in loans held for sale. The increase in assets was funded primarily by an $87.5 million increase in deposits and a $6.9 million increase in shareholders’ equity. Borrowings declined by $52.6 million. Total portfolio loans at December 31, 2017 were $789.9 million compared to $724.8 million at December 31, 2016. The increase in loans was due primarily to an increase of $66.7 million in commercial real estate loans and a $40.4 million increase in construction loans, which were partially offset by a $26.8 million decrease in mortgage warehouse loans, a $7.0 million decrease in commercial business loans and a $4.3 million decrease in residential mortgage loans. The decline in mortgage warehouse loans reflects generally higher mortgage interest rates during 2017 compared to 2016, which reduced the volume of residential mortgage loan refinancing activity in 2017 compared to 2016 and resulted in a decline in the average balance of mortgage warehouse loans during 2017 and at December 31, 2017. The decline in residential mortgage loan refinancing activity more than offset the increase in home purchase financing activity during the period that was financed by the Bank’s warehouse loans to mortgage banking customers.

Total deposits at December 31, 2017 were $922.0 million compared to $834.5 million at December 31, 2016, primarily reflecting the growth in core deposits. Non-interest-bearing demand deposits increased $25.7 million, interest-bearing demand deposits increased $62.0 million and savings deposits increased $9.9 million. These increases were partially offset by a decrease of $10.1 million in time deposits.

Regulatory capital ratios for the Company and the Bank continue to reflect a strong capital position. Under current regulatory capital standards, the Company’s common equity Tier 1 to risk based assets (“CET1”), total risk-based capital, Tier I capital, and leverage ratios were 10.19%, 12.84%, 12.02% and 11.23%, respectively, at December 31, 2017. The Bank’s CET1, total risk-based capital, Tier 1 capital and leverage ratios were 11.74%, 12.56%, 11.74% and 10.96%, respectively, at December 31, 2017. The Company and the Bank are considered “well capitalized” under these capital standards.
Asset Quality

Non-performing loans were $7.1 million at December 31, 2017 compared to $5.2 million at December 31, 2016. During the fourth quarter of 2017, three commercial loans with a total balance of $745,000 were classified as non-accrual.

During the first quarter of 2017, the Bank was notified that a shared national credit syndicated loan in which it was a participant in a $4.3 million facility had further deteriorated. The Bank downgraded the loan, which had a balance of $4.0 million, and placed it on non-accrual. In the second quarter, the borrower was recapitalized through an equity contribution by new investors and the loan was paid down by $906,000 and all interest was paid current. All loan payments for this borrower are current at December 31, 2017. Management continues to monitor the borrower’s financial position.

During the fourth quarter of 2017, there were net recoveries of $62,000 for loans previously charged off. The allowance for loan losses was 113% of non-performing loans at December 31, 2017 compared to 144% of non-performing loans at December 31, 2016.

Overall, management observed generally stable trends in loan quality, with non-performing loans to total loans of 0.90% and non-performing assets to total assets of 0.66% at December 31, 2017 compared to non-performing loans to total loans of 0.72% and non-performing assets to total assets of 0.52% at December 31, 2016.

The Company held no OREO as of December 31, 2017 as the two commercial properties held as OREO at September 30, 2017 were sold during the fourth quarter of 2017.

About 1ST Constitution Bancorp

1ST Constitution Bancorp, through its primary subsidiary, 1ST Constitution Bank, operates 18 branch banking offices in Cranbury (2), Fort Lee, Hamilton, Hightstown, Hillsborough, Hopewell, Jamesburg, Lawrenceville, Perth Amboy, Plainsboro, Rocky Hill, Princeton, Rumson, Fair Haven, Shrewsbury, Little Silver and Asbury Park, New Jersey.
1ST Constitution Bancorp is traded on the Nasdaq Global Market under the trading symbol “FCCY” and information about the Company can be accessed through the Internet at www.1STCONSTITUTION.com
Cautionary Language Concerning Forward-Looking Statements
Certain information set forth in this press release constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations and releases of the Securities and Exchange Commission (the “Commission”). Such forward-looking statements include, but are not limited to, statements about the Company’s beliefs, goals, plans or prospects. Any statements that are not statements of historical fact, including statements containing such words as “will,” “could,” “plans,” “intends,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “anticipate,” “estimated,” or similar expressions, should also be considered forward-looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue influence on these forward-looking statements, which speak only as of the date hereof. Such statements are based upon the current beliefs and expectations of the management of the Company and are subject to significant risks and uncertainties outside of the Company’s control.
Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to, the factors described under “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2016 Form 10-K, and those contained in other reports filed by the Company with the Commission. Such factors include, but are not limited to, the overall economy and the interest rate environment; the ability of customers to repay their obligations; competition; significant changes in accounting, tax or regulatory practices and requirements; certain interest rate risks; and risks associated with speculative construction lending. Although management has taken certain steps to mitigate any negative effect of the aforementioned items, significant unfavorable changes could severely impact the assumptions used and could have an adverse effect on profitability. The Company undertakes no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise.
No Offer or Solicitation
On November 6, 2017, the Company and the Bank entered into an Agreement and Plan of Merger (the “Merger Agreement”) with New Jersey Community Bank (“NJCB”), providing for the merger of NJCB with and into the Bank, with the Bank as the surviving entity (the “Merger”). The material terms of the Merger Agreement and the Merger were disclosed on a Current Report on Form 8-K filed with the Commission on November 7, 2017.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Additional Information and Where to Find It
In connection with the Merger, the Company has filed a registration statement on Form S-4, which includes a preliminary prospectus of the Company and a preliminary proxy statement of NJCB (the “Proxy Statement/Prospectus”), with the Commission. The registration statement on Form S-4 has not yet become effective and the Proxy Statement/Prospectus included therein is in preliminary form. The Company may file other documents with the Commission regarding the proposed Merger. A definitive proxy statement-prospectus will be mailed to the shareholders of NJCB. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT-PROSPECTUS WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the registration statement (when available), including the Proxy Statement/Prospectus, and other documents containing information about the Company at the Commission’s website at www.sec.gov. Copies of these documents may also be obtained from the Company (when available) by directing a request to Robert F. Mangano, President and Chief Executive Officer, 1st Constitution Bancorp, at 2650 Route 130 North, P.O. Box 634, Cranbury, New Jersey 08512, telephone (609) 655-4500.
Certain Information Regarding Participants
The Company, NJCB, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from NJCB’s shareholders in respect of the proposed Merger. Information regarding the directors and executive officers of the Company may be found in its definitive proxy statement relating to its 2017 Annual Meeting of Shareholders, which was filed with the Commission on April 24, 2017 and can be obtained free of charge from the Commission’s website at www.sec.gov or from the Company by directing a request to Robert F. Mangano, President and Chief Executive Officer, 1st Constitution Bancorp, at 2650 Route 130 North, P.O. Box 634, Cranbury, New Jersey 08512, telephone (609) 655-4500. Information regarding the directors and executive officers of NJCB may be found in its proxy statement relating to its 2017 Annual Meeting of Shareholders, which can be obtained free of charge from William H. Placke, President and Chief Executive Officer, New Jersey Community Bank, at 3441 U.S. Highway 9, Freehold, New Jersey 07728, telephone (732) 431-2265. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus and other relevant materials to be filed with the Commission when they become available.

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1ST Constitution Bancorp
Selected Consolidated Financial Data
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Per Common Share Data:
Earnings per common share - Basic	$0.07	$0.26	$0.86	$1.17
Earnings per common share - Diluted	0.07	0.25	0.83	1.14
Tangible book value per common share at the period-end			12.27	11.50
Book value per common share at the period-end			13.81	13.11
Average common shares outstanding:
Basic	8,075,173	7,985,677	8,049,981	7,962,121
Diluted	8,340,318	8,228,741	8,312,784	8,177,439
Shares Outstanding			8,082,903	7,993,789
Performance Ratios / Data:
Return on average assets	0.21%	0.80%	0.67%	0.93%
Return on average equity	2.03%	7.89%	6.36%	9.21%
Net interest income (tax-equivalent basis) [1]	$10,055	$8,876	$37,192	$34,974
Net interest margin (tax-equivalent basis) [2]	3.98%	3.64%	3.81%	3.70%
Efficiency ratio [3]	67.28%	69.54%	68.25%	65.14%

			December 31,	December 31,
Loan Portfolio Composition:			2017	2016
Commercial business			$92,906	$99,859
Commercial real estate			308,924	242,184
Construction loans			136,412	96,035
Mortgage Warehouse lines			189,412	216,259
Residential loans			40,494	44,791
Loans to individuals			20,720	22,640
Other loans			488	1,303
Gross loans			789,356	723,071
Deferred costs (net)			550	1,737
Total loans (net)			$789,906	$724,808

Asset Quality Data:
Loans past due over 90 days and still accruing			—	24
Non-accrual loans			7,114	5,174
OREO property			—	166
Total non-performing assets			$7,114	$5,364

Net (charge-offs) recoveries	$62	$8	$(81)	$234
Allowance for loan losses to total loans			1.01%	1.03%
Allowance for loan losses to non-performing loans			112.64%	144.17%
Non-performing loans to total loans			0.90%	0.72%
Non-performing assets to total assets			0.66%	0.52%
Capital Ratios:
1ST Constitution Bancorp
Common equity to risk weighted assets ("CET 1")			10.19%	10.40%
Total capital to risk weighted assets			12.84%	13.24%
Tier 1 capital to risk weighted assets			12.02%	12.41%
Tier 1 capital to average assets (leverage ratio)			11.23%	10.93%
1ST Constitution Bank
Common equity to risk weighted assets ("CET 1")			11.74%	12.13%
Total capital to risk weighted assets			12.56%	12.96%
Tier 1 capital to risk weighted assets			11.74%	12.13%
Tier 1 capital to average assets (leverage ratio)			10.96%	10.68%

1The tax equivalent adjustment was $246 and $252 for the three months ended December 31, 2017 and December 31, 2016, respectively.
2Represents net interest income on a taxable equivalent basis as a percent of average interest-earning assets.
3Represents non-interest expenses divided by the sum of net interest income on a taxable equivalent basis and non-interest income.

1st Constitution Bancorp
Reconciliation of Non-GAAP Measures (1)
(Dollars in thousands, except per share data)
(Unaudited)
	Three months ended		Twelve months ended
	December 31,		December 31,
	2017	2016	2017	2016
Adjusted net income
Net income	$574	$2,056	$6,928	$9,285
Adjustments:
Revaluation of deferred tax assets	1,712	—	1,712	—
Merger-related expenses	265	—	265	—
Income tax effect of adjustments (2)	(77)	—	(77)	—
Adjusted net income	$2,474	$2,056	$8,828	$9,285

Adjusted net income per diluted share
Adjusted net income	$2,474	$2,056	$8,828	$9,285

Diluted shares outstanding	8,340,318	8,228,741	8,312,784	8,177,439

Adjusted net income per diluted share	$0.30	$0.25	$1.06	$1.14

Adjusted average return on average assets
Adjusted net income	$2,474	$2,056	$8,828	$9,285

Average assets	1,062,232	1,028,464	1,031,796	1,001,769

Adjusted return on average assets	0.92%	0.80%	0.86%	0.93%

Adjusted average return on average equity
Adjusted net income	$2,474	$2,056	$8,828	$9,285

Average equity	112,054	103,986	108,925	100,807

Adjusted return on average equity	8.76%	7.89%	8.10%	9.21%

(1) The Company used the non-GAAP financial measures, Adjusted Net Income and Adjusted Net Income per Diluted Share, because the Company believes that it is useful for the users of the financial information to understand the effect on net income of the revaluation of its deferred tax assets and of the merger-related expenses incurred in connection with the merger with New Jersey Community Bank. These non-GAAP financial measures improve the comparability of the current period results with the results of prior periods. The Company cautions that the non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company's GAAP results.
(2) Tax effected at an income tax rate of 39.94%, less the impact of non-deductible merger expenses.

1ST Constitution Bancorp
Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$18,754	$14,886
Investment securities:
Available for sale, at fair value	105,458	103,794
Held to maturity (fair value of $111,866 and $128,559 at December 31, 2017 and December 31, 2016, respectively)	110,267	126,810
Total investment securities	215,725	230,604

Loans held for sale	4,254	14,829
Loans	789,906	724,808
Less: Allowance for loan losses	(8,013)	(7,494)
Net loans	781,893	717,314

Premises and equipment, net	10,705	10,673
Accrued interest receivable	3,478	3,095
Bank-owned life insurance	25,051	22,184
Other real estate owned	—	166
Goodwill and intangible assets	12,496	12,880
Other assets	6,918	11,582
Total assets	$1,079,274	$1,038,213
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits
Non-interest bearing	$196,509	$170,854
Interest bearing	725,497	663,662
Total deposits	922,006	834,516

Borrowings	20,500	73,050
Redeemable subordinated debentures	18,557	18,557
Accrued interest payable	804	866
Accrued expenses and other liabilities	5,754	6,423
Total liabilities	967,621	933,412

SHAREHOLDERS’ EQUITY
Preferred stock, no par value; 5,000,000 shares authorized, none issued	—	—
Common stock, no par value; 30,000,000 shares authorized; 8,116,201 and 8,027,087 shares issued and 8,082,903 and 7,993,789 shares outstanding as of December 31, 2017 and December 31, 2016, respectively	73,419	71,695
Retained earnings	39,229	34,074
Treasury stock, 33,298 at December 31, 2017 and December 31, 2016, respectively	(368)	(368)
Accumulated other comprehensive loss	(627)	(600)
Total shareholders’ equity	111,653	104,801
Total liabilities and shareholders’ equity	$1,079,274	$1,038,213

1ST Constitution Bancorp
Consolidated Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
INTEREST INCOME
Loans, including fees	$9,842	$8,643	$35,967	$33,701
Securities:
Taxable	826	809	3,326	3,268
Tax-exempt	512	523	2,140	2,078
Federal funds sold and short-term investments	47	9	230	88
Total interest income	11,227	9,984	41,663	39,135
INTEREST EXPENSE
Deposits	1,198	1,055	4,550	4,044
Borrowings	81	189	429	687
Redeemable subordinated debentures	139	116	519	427
Total interest expense	1,418	1,360	5,498	5,158
Net interest income	9,809	8,624	36,165	33,977
PROVISION (CREDIT) FOR LOAN LOSSES	150	—	600	(300)
Net interest income after provision (credit) for loan losses	9,659	8,624	35,565	34,277
NON-INTEREST INCOME
Service charges on deposit accounts	152	156	596	715
Gain on sales of loans	1,213	1,260	5,149	3,785
Income on bank-owned life insurance	131	136	522	549
Gain on sales of securities	—	—	129	—
Other income	434	459	1,844	1,873
Total non-interest income	1,930	2,011	8,240	6,922
NON-INTEREST EXPENSES
Salaries and employee benefits	4,922	4,655	18,804	16,543
Occupancy expense	788	849	3,169	3,243
Data processing expenses	331	336	1,314	1,277
FDIC insurance expense	105	125	360	453
Other real estate owned expenses	24	5	42	74
Other operating expenses	1,894	1,602	7,317	5,701
Total non-interest expenses	8,064	7,572	31,006	27,291

Income before income taxes	3,525	3,063	12,799	13,908
INCOME TAXES	2,951	1,007	5,871	4,623
Net Income	$574	$2,056	$6,928	$9,285
NET INCOME PER COMMON SHARE
Basic	$0.07	$0.26	$0.86	$1.17
Diluted	$0.07	$0.25	$0.83	$1.14
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	8,075,173	7,962,121	8,049,981	7,962,121
Diluted	8,340,318	8,177,439	8,312,784	8,177,439

1ST Constitution Bancorp
Net Interest Margin Analysis
(Dollars in thousands)
(Unaudited)
	Three months ended December 31, 2017			Three months ended December 31, 2016
	Average Balance	Interest	Average Yield	Average Balance	Interest	Average Yield
Assets:
Federal funds sold/short-term investments	$19,622	$47	0.95%	$10,713	$9	0.33%
Investment securities:
Taxable	136,776	826	2.42%	140,266	809	2.31%
Tax-exempt (4)	83,792	758	3.62%	85,640	775	3.62%
Total	220,568	1,584	2.87%	225,906	1,584	2.80%
Loan Portfolio: (1)
Construction	129,197	1,983	6.01%	95,707	1,240	5.07%
Residential real estate	41,192	442	4.29%	43,645	461	4.22%
Loans to Individuals	21,411	203	3.76%	22,640	218	3.82%
Commercial real estate	294,799	3,763	4.99%	237,887	3,161	5.20%
Commercial business	97,120	1,481	5.99%	97,306	1,218	4.92%
Mortgage warehouse lines	175,598	1,923	4.29%	218,781	2,238	4.00%
Loans held for sale	3,572	37	4.14%	15,826	93	2.35%
All other loans	1,283	10	3.05%	2,622	14	2.09%
Total	764,172	9,842	5.05%	734,414	8,643	4.62%
Total interest-earning assets	1,004,362	$11,473	4.49%	971,033	$10,236	4.15%
Allowance for loan losses	(7,873)			(7,550)
Cash and due from banks	5,777			5,222
Other assets	59,966			59,759
Total assets	$1,062,232			$1,028,464

Liabilities and Shareholders’ Equity:
Money market and NOW accounts	$358,273	$407	0.45%	$316,895	$307	0.39%
Savings accounts	212,228	340	0.64%	205,461	320	0.62%
Certificates of deposit	140,881	451	1.27%	147,714	428	1.15%
Other borrowed funds	23,052	81	1.39%	54,974	189	1.37%
Trust preferred securities	18,557	139	3.00%	18,557	116	2.50%
Total interest-bearing liabilities	752,991	$1,418	0.75%	743,601	$1,360	0.73%
Net interest spread (2)			3.74%			3.42%
Demand deposits	190,243			170,908
Other liabilities	6,944			9,969
Total liabilities	950,178			924,478

Shareholders’ equity	112,054			103,986
Total liabilities and shareholders’ equity	$1,062,232			$1,028,464
Net interest income and net interest margin (3)		$10,055	3.98%		$8,876	3.64%

(1)
Amortization of deferred loan origination fees and costs are considered an adjustment to interest income.  For the purpose of calculating loan yields, average loan balances include non-accrual loans with no related interest income and the average balance of loans held for sale.

(2)	The net interest rate spread is the difference between the average yield on interest-earning assets and the average rate paid on interest-bearing liabilities.

(3)	The net interest margin is equal to net interest income divided by average interest-earning assets.

(4)	Tax-equivalent basis.

1ST Constitution Bancorp
Net Interest Margin Analysis
(Dollars in thousands)
(Unaudited)
	Twelve months ended December 31, 2017			Twelve months ended December 31, 2016
	Average Balance	Interest	Average Yield	Average Balance	Interest	Average Yield
Assets:
Federal funds sold/short-term investments	$27,533	$230	0.84%	$21,041	$88	0.42%
Investment securities:
Taxable	140,431	3,326	2.37%	143,461	3,268	2.28%
Tax-exempt (4)	90,186	3,167	3.51%	81,570	3,075	3.77%
Total	230,617	6,493	2.82%	225,031	6,343	2.82%
Loan Portfolio: (1)
Construction	115,913	6,780	5.77%	93,648	4,896	5.16%
Residential real estate	41,898	1,777	4.24%	42,694	1,828	4.28%
Loans to Individuals	22,171	903	4.07%	23,250	933	4.01%
Commercial real estate	274,192	13,851	4.98%	220,700	12,435	5.56%
Commercial business	96,193	5,474	5.63%	102,810	4,953	4.77%
Mortgage warehouse lines	160,756	6,937	4.26%	205,711	8,425	4.04%
Loans held for sale	4,197	202	4.81%	7,256	176	2.43%
All other loans	1,690	43	2.51%	2,367	55	2.29%
Total	717,010	35,967	4.96%	698,436	33,701	4.77%
Total interest-earning assets	975,160	$42,690	4.33%	944,508	$40,132	4.21%
Allowance for loan losses	(7,703)			(7,538)
Cash and due from banks	5,371			5,120
Other assets	58,968			59,679
Total assets	$1,031,796			$1,001,769

Liabilities and Shareholders’ Equity:
Money market and NOW accounts	$336,445	$1,440	0.43%	$301,086	$1,128	0.37%
Savings accounts	210,798	1,332	0.63%	206,208	1,208	0.59%
Certificates of deposit	145,539	1,778	1.22%	152,078	1,708	1.12%
Other borrowed funds	21,139	429	2.03%	48,448	687	1.42%
Trust preferred securities	18,557	519	2.80%	18,557	427	2.30%
Total interest-bearing liabilities	732,478	$5,498	0.75%	726,377	$5,158	0.71%
Net interest spread (2)			3.58%			3.50%
Demand deposits	183,802			166,380
Other liabilities	6,591			8,205
Total liabilities	922,871			900,962

Shareholders’ equity	108,925			100,807
Total liabilities and shareholders’ equity	$1,031,796			$1,001,769
Net interest income and net interest margin (3)		$37,192	3.81%		$34,974	3.70%

(1)
Amortization of deferred loan origination fees and costs are considered an adjustment to interest income.  For the purpose of calculating loan yields, average loan balances include non-accrual loans with no related interest income and the average balance of loans held for sale.

(2)	The net interest rate spread is the difference between the average yield on interest-earning assets and the average rate paid on interest-bearing liabilities.

(3)	The net interest margin is equal to net interest income divided by average interest-earning assets.

(4)	Tax-equivalent basis.